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                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

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                         FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF JUNE 28, 1999

                                      to

                                   INDENTURE

                           dated as of June 28, 1999

                                    between

                             EDISON MISSION ENERGY

                                      and

                             THE BANK OF NEW YORK,

                                  as Trustee


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          FIRST SUPPLEMENTAL INDENTURE, dated as of June 28, 1999 (this "First
                                                                         -----
Supplemental Indenture"), to the Indenture, dated as of June 28, 1999 (the
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"Original Indenture"), between EDISON MISSION ENERGY, a California corporation
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(the "Company"), and THE BANK OF NEW YORK, a New York banking corporation (the
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"Trustee").
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          WHEREAS, the Company and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Notes (as defined in the Original Indenture) of the Company, to be issued in one or more series;

          WHEREAS, Sections 2.1, 2.2 and 7.1 of the Original Indenture provide,
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among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and provisions of Notes of any series as permitted by Sections 2.1, 2.2 and 7.1 of the Original Indenture;
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          WHEREAS, the Company (i) desires the issuance of a series of Notes to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this First Supplemental Indenture for the purpose of establishing the designation, form, terms and provisions of the Notes of such series;

          WHEREAS, all action on the part of the Company necessary to authorize the issuance of said Notes under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the "Indenture") has been duly
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taken.

          NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

          That, in order to establish the designation, form, terms and provisions of, and to authorize the authentication and delivery of, said Notes, and in consideration of the acceptance of said Notes by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                  ARTICLE I.

                                  DEFINITIONS
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          (a)  Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed thereto in the Original Indenture.

          (b) The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

          (c) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the
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following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

          "Comparable Treasury Issue" means the United States Treasury security
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selected by Credit Suisse First Boston Corporation or an affiliate as having a maturity comparable to the remaining term of the Notes that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes.

          "Comparable Treasury Price" means the average of three Reference
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Treasury Dealer Quotations obtained by the Trustee in respect of the Notes to be redeemed on the applicable redemption date.

          "Reference Treasury Dealer Quotation" means, with respect to each
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Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by a Reference Treasury Dealer at 3:30 p.m., New York
City time, on the third Business day preceding the redemption date.

          "Reference Treasury Dealers" means Credit Suisse First Boston
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Corporation (so long as it continues to be a primary U.S. Government securities dealer) and any two other primary U.S. Government securities dealers chosen by the Company. If Credit Suisse First Boston Corporation ceases to be a primary U.S. Government securities dealer, the Company will appoint in its place another nationally recognized investment banking firm that is a primary U.S. Government securities dealer.

          "Remaining Scheduled Payments" means, with respect to each Note that
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the Company is redeeming, the remaining scheduled payments of the principal and interest that would be due after the related redemption date if such Note were not redeemed. However, if the redemption date is not a scheduled interest payment date with respect to that Note, the amount of the next succeeding scheduled interest payment on that Note will be reduced by the amount of interest accrued on such Note to the redemption date.

          "Series A Notes" shall have the meaning ascribed thereto in Section
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2.1(a) hereof.
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          "Treasury Rate" means, with respect to any redemption date, an annual
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rate equal to the semiannual equivalent yield to maturity of the Comparable
Treasury Issue, assuming a price for the Comparable Treasure Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for the redemption date. The semiannual equivalent yield to maturity will be computed as of the third business day immediately preceding the redemption date.

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                                  ARTICLE II.

                            THE TERMS OF THE NOTES
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          SECTION 2.1. Terms of 7.73% Senior Notes due June 15, 2009.
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          (a)  There is hereby created one series of Notes designated: 7.73%
Senior Notes due June 15, 2009, in the aggregate principal amount of $600,000,000 (the "Series A Notes"). The Series A Notes may forthwith be
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executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section 2.3 of the
                                                             -----------
Original Indenture.

          (b)  Each of the Series A Notes shall have and be subject to such other terms as provided in the Indenture and shall be evidenced by one or more Notes in the form of Exhibit A to the Indenture.
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          SECTION 2.2. Interest and Principal.
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          The Series A Notes will mature on June 15, 2009 and will bear interest at the rate of 7.73% per annum. The Company will pay interest on the Series A Notes on each June 15 and December 15, beginning on December 15, 1999, to the holders of record on the immediately preceding June 1 or December 1. Interest on the Series A Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from June 28, 1999.

          SECTION 2.3. Redemption.
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          The Company at its option may, at any time, redeem the Series A Notes, in whole or in part, upon payment of a redemption price equal to (A) the greater of (i) 100% of the principal amount of the Series A Notes to be redeemed and
(ii) the sum of present values of the Remaining Scheduled Payments on the Series A Notes being redeemed discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the Treasury Rate plus 37.5 basis points, plus (B) accrued and unpaid interest, if any, on the principal amount of Notes being redeemed to the redemption date.

                                 ARTICLE III.

                                 MISCELLANEOUS
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          SECTION 3.1. Execution of Supplemental Indenture.
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          This First Supplemental Indenture is executed and shall be construed as an indenture supplemental to the Original Indenture and, as provided in the Original Indenture, this First Supplemental Indenture forms a part thereof.

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          SECTION 3.2. Concerning the Trustee.
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          The recitals contained herein and in the Series A Notes, except with respect to the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Series A Notes.

          SECTION 3.3. Counterparts.
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          This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 3.4. GOVERNING LAW.
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          THIS FIRST SUPPLEMENTAL INDENTURE AND EACH NOTE OF THE SERIES CREATED
HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

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          IN WITNESS WHEREOF, the parties have caused this First Supplemental
Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                                   EDISON MISSION ENERGY

                                   By:  ______________________________
                                        Name:  Steven D. Eisenberg
                                        Title: Vice President and Associate
                                               General Counsel


                                   THE BANK OF NEW YORK, as Trustee

                                   By:  ______________________________
                                        Name:  Mary Beth Lewicki
                                        Title: Assistant Vice President

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